EXHIBIT 99.1

IR INQUIRIES: Charles Messman Investor Relations 949-362-5800 IR@smithmicro.com

Smith Micro Appoints James Kempton as New Chief Financial Officer

PITTSBURGH, PA, October 6, 2021 – Smith Micro Software, Inc. (NASDAQ:SMSI), today announced the appointment of James M. Kempton as its new Chief Financial Officer, effective November 3, 2021. Kempton joins Smith Micro from L.B. Foster Company where he serves as Corporate Controller and Principal Accounting Officer.

“We are very pleased to announce Jim’s appointment as our new CFO,” said William W. Smith, Jr., President and CEO of Smith Micro. “Jim brings a successful track record of proven leadership and extensive expertise and experience in financial matters that will help continue to drive Smith Micro’s strong business case.”

Prior to joining L.B. Foster in February 2020, Kempton served as Executive Vice President and CFO at Caliburn International of Reston, Virginia. Prior to that he held successive executive leadership positions at Michael Baker International and Michael Baker Corporation, both based in Pittsburgh. Mr. Kempton began his career with Ernst and Young, one of the largest professional services firms in the world.

Mr. Smith added, “I also want to thank Michael Fox, who will continue to serve as interim CFO until Jim’s arrival."

Smith Micro Appoints James Kempton as New Chief Financial OfficerPage 2 of 2

Mr. Kempton will succeed Michael Fox, who has served as Smith Micro’s Interim Chief Financial Officer since September 2021. Mr. Fox joined Smith Micro in August 2021 as Interim Vice President Finance, after former CFO Tim Huffmyer announced his resignation.

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and cable MSOs around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements regarding future events or results, including statements related to the Company’s expected future performance and other statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions.  Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Among the important factors that could cause or contribute to such differences are changes resulting from or relating to difficulties in hiring or retaining key management personnel, the ongoing COVID-19 pandemic, including changes in consumer behavior, changes in our customers’ retail store operations and/or changes in health and safety recommendations and requirements, changes in customer or platform requirements and limitations on our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.